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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LOGO]





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-111007) of Popular, Inc. of our report dated February 27, 2004 relating to the consolidated financial statements, which appears on page 38 of the 2003 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 12, 2004